FOR IMMEDIATE RELEASE

CONTACTS:
JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO
(540) 951-6236   jrakes@nbbank.com
DAVID K. SKEENS, TREASURER & CFO
(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS
HIGHER FIRST HALF EARNINGS

BLACKSBURG, VA, July 14, 2011:  Today, National Bankshares, Inc. (NASDAQ Capital Market: NKSH) announced net income of over $4.22 million for the quarter ended June 30, 2011.  Net income was $8.24 million through June 30, 2011, or nearly 6.12%, above the total reported for the first half of 2010.  Basic net income per share was $0.61, which compares with $0.58 for the first six months last year.  The return of average assets for the first half of 2011 was 1.63%, and it was 1.60% for the six months ended June 30, 2010.  The return on average equity was 12.48% and 12.41% for the same two periods.  Total loans at quarter-end, at $594.57 million, increased slightly from the total of $583.93 million at the end of June last year.  At June 30, 2011, the Company had total assets of $1.03 billion, an increase of 4.02% over the end of the first half of 2010 and up slightly from total assets of $1.02 billion at year-end.

National Bankshares’ Chairman, President & CEO James G. Rakes commented, “The stable interest rate environment during the first half of the year allowed us to maintain a healthy net interest margin, which resulted in an increase in net interest income.  We continue to see tentative signs that the economic recovery may be reaching our market area, as commercial loan income has increased 7.31% from the same time last year and total loan income has increased slightly.  We look forward to further indications of a sustained recovery.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 offices throughout Southwest Virginia.  National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.”  Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements
Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc. and Subsidiaries
Consolidated Balance Sheet
(Unaudited)

($ in thousands, except for per share data)	June 30, 2011	June 30, 2010	December 31, 2010
Assets
Cash and due from banks	$13,113	$12,609	$9,858
Interest-bearing deposits	54,768	53,311	69,400
Federal funds sold	---	---	---
Securities available for sale	190,674	161,691	184,907
Securities held to maturity	136,399	132,893	131,000
Total securities	327,073	294,584	315,907
Mortgage loans held for sale	248	2,191	2,460
Loans:
Real estate construction loans	47,549	48,604	46,169
Real estate mortgage loans	171,818	173,724	173,533
Commercial and industrial loans	290,694	270,897	269,818
Consumer loans	84,510	90,702	87,868
Total loans	594,571	583,927	577,388
Less: unearned income and deferred fees	(999)	(1,002)	(945)
Loans, net of unearned income and deferred fees	593,572	582,925	576,443
Less: allowance for loan losses	(8,494)	(7,553)	(7,664)
Loans, net	585,078	575,372	568,779
Bank premises and equipment, net	10,232	10,721	10,470
Accrued interest receivable	6,255	6,023	6,016
Other real estate owned	1,855	3,170	1,723
Intangible assets	11,001	12,084	11,543
Other assets	25,234	24,810	26,082
Total assets	$1,034,857	$994,875	$1,022,238

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$136,041	$125,694	$131,540
Interest-bearing demand deposits	384,329	324,038	365,040
Savings deposits	59,909	58,399	55,800
Time deposits	311,908	351,206	332,203
Total deposits	892,187	859,337	884,583
Other borrowed funds	---	---	---
Accrued interest payable	237	356	257
Other liabilities	6,125	7,357	8,211
Total liabilities	898,549	867,050	893,051

Stockholders' Equity
Preferred stock of no par value. Authorized 5,000,000 shares; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,937,974 shares at June 30, 2011 and 6,933,474 at December 31, 2010	8,672	8,667	8,667
Retained earnings	128,129	118,615	123,161
Accumulated other comprehensive (loss), net	(493)	543	(2,641)
Total stockholders' equity	136,308	127,825	129,187
Total liabilities and stockholders' equity	$1,034,857	$994,875	$1,022,238

National Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
($ in thousands, except for per share data)
Interest Income
Interest and fees on loans	$9,107	$9,260	$18,202	$18,436
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	35	30	67	49
Interest on securities – taxable	1,713	1,466	3,375	2,909
Interest on securities – nontaxable	1,620	1,591	3,296	3,193
Total interest income	12,475	12,347	24,940	24,587

Interest Expense
Interest on time deposits of $100,000 or more	505	894	1,066	1,840
Interest on other deposits	1,841	1,956	3,659	3,989
Interest on borrowed funds	---	---	---	---
Total interest expense	2,346	2,850	4,725	5,829
Net interest income	10,129	9,497	20,215	18,758
Provision for loan losses	753	852	1,553	1,499
Net interest income after provision for loan losses	9,376	8,645	18,662	17,259

Noninterest Income
Service charges on deposit accounts	648	772	1,260	1,486
Other service charges and fees	59	54	117	151
Credit card fees	827	760	1,560	1,426
Trust income	307	261	553	530
Bank-owned life insurance	186	176	370	361
Other income	77	89	168	143
Realized securities gains (losses), net	(14)	11	(4)	(3)
Total noninterest income	2,090	2,123	4,024	4,094

Noninterest Expense
Salaries and employee benefits	2,823	2,654	5,727	5,510
Occupancy and furniture and fixtures	435	477	858	968
Data processing and ATM	429	349	873	706
FDIC assessment	350	269	696	532
Credit card processing	646	584	1,232	1,092
Intangibles and goodwill amortization	271	271	542	542
Net costs of other real estate owned	95	27	229	60
Franchise taxes	215	242	457	481
Other operating expenses	761	824	1,495	1,590
Total noninterest expense	6,025	5,697	12,109	11,481
Income before income tax expense	5,441	5,071	10,577	9,872
Income tax expense	1,225	1,075	2,337	2,107
Net income	$4,216	$3,996	$8,240	$7,765

Basic net income per share	$0.61	$0.58	$1.19	$1.12
Fully diluted net income per share	$0.61	$0.58	$1.19	$1.12
Weighted average outstanding number of common shares
Basic	6,936,501	6,933,474	6,935,148	6,932,126
Diluted	6,946,852	6,946,650	6,952,159	6,952,812
Dividends declared per share	$0.48	$0.44	$0.48	$0.44
Dividend payout ratio	---	---	40.40	39.29
Book value per share	$19.65	$18.44	$19.65	$18.44

Key Ratios and Other Data
(Unaudited)

	Three Months Ended		Six Months Ended
Average Balances	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Cash and due from banks	$12,290	$11,981	$11,857	$11,766
Interest-bearing deposits	59,465	51,716	56,792	43,167
Securities available for sale	188,590	162,030	188,044	162,730
Securities held to maturity	132,613	128,068	132,469	126,765
Mortgage loans held for sale	512	996	603	806
Gross loans	588,145	588,103	586,801	588,737
Loans, net	578,824	579,778	577,723	580,533
Intangible assets	11,157	12,240	11,292	12,375
Total assets	1,027,361	989,598	1,022,196	980,852
Total deposits	885,295	853,800	881,319	846,292
Other borrowings	---	---	---	---
Stockholders' equity	135,159	127,713	133,182	126,128
Interest-earning assets	967,328	926,190	963,343	917,795
Interest-bearing liabilities	750,735	729,198	749,182	726,169

Financial ratios
Return on average assets	1.65%	1.62%	1.63%	1.60%
Return on average equity	12.51%	12.55%	12.48%	12.41%
Net interest margin	4.59%	4.53%	4.64%	4.55%
Net interest income – fully taxable equivalent	$11,080	$10,466	$22,146	$20,707
Efficiency ratio	45.70%	45.29%	46.27%	46.29%
Average equity to average assets	13.16%	12.91%	13.03%	12.86%

Allowance for loan losses
Beginning balance	$8,245	$7,141	$7,664	$6,926
Provision for losses	753	852	1,553	1,499
Charge-offs	(517)	(515)	(761)	(971)
Recoveries	13	75	38	99
Ending balance	$8,494	$7,553	$8,494	$7,553

Asset Quality Data
(Unaudited)

Nonperforming assets	June 30, 2011	June 30, 2010
Nonaccrual loans	$1,819		$7,167
Nonaccrual restructured loans	5,030		---
Total nonperforming loans	6,849		7,167
Other real estate owned	1,855		3,170
Total nonperforming assets	$8,704		$10,337
Accruing restructured loans	$780	$	---
Loans 90 days or more past due	$489		$389

Asset quality ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	1.46%		1.76%
Allowance for loan losses to total loans	1.43%		1.30%
Allowance for loan losses to nonperforming loans	124.02%		105.39%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.08%		0.07%